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                                                                  EXHIBIT 10.26


[*] Confidential Treatment has been requested for certain portions of this exhibit.



                      FINANCING INQUIRY REFERRAL AGREEMENT


        THIS FINANCING INQUIRY REFERRAL AGREEMENT ("Agreement"), dated as of December 31, 1998, is made between PROVIDENT Bank dba: Provident Automotive Financial Services and Provident Auto Leasing Company, an Ohio banking corporation ("PROVIDENT"), with its principal place of business at One East Fourth Street, Cincinnati, Ohio 45202, and Auto-By-Tel Acceptance Corporation ("ABTAC"), a Delaware corporation, with its principal place of business at 18872 MacArthur Blvd., Irvine, CA 92612, and autobytel.com inc. (collectively, "ABT"), a Delaware corporation located at 18722 MacArthur Blvd., Irvine, CA 92612, as guarantor of the obligations of ABTAC under this Agreement, (in such capacity, the "Guarantor").

                                   WITNESSETH

      WHEREAS, ABTAC is in the business of, among other things, identifying persons interested in arranging financing for the lease of new and used automobiles and trucks ("Vehicles") who visit the ABT Internet website and lease a Vehicle ("Customers"); and

        WHEREAS, PROVIDENT is in the business of extending financing to credit worthy persons for the lease of Vehicles; and

        WHEREAS, ABTAC desires to refer such Customers to PROVIDENT and PROVIDENT desires to purchase from Autobytel.com subscribing dealers ("Dealers") in accordance with Schedule A attached hereto, retail vehicle leases originated by such Dealers (excluding recreational vehicles) (such transactions referred to as "RFTs") and to pay marketing fees in connection with RFTs purchased by PROVIDENT as a result of ABTAC's referrals;

        NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, ABTAC and PROVIDENT agree as follows:

SECTION 1. FINANCING PROGRAM

        (a) ABTAC shall cause to be included on the ABT Website an application for credit (the "Application"). The Application shall request the information specified by PROVIDENT and shall be in a form reasonably satisfactory to PROVIDENT. PROVIDENT may request changes from time to time in the information solicited by the Application and, provided such requests are made in writing and with reasonable notice, ABTAC shall use its best efforts to promptly accommodate such requests; provided however, that PROVIDENT shall use its best efforts not to request changes to the information requested by, or form of, the Application (unless such changes are required by law) more often than once in any three-month period; provided further, that if such changes are required by law and PROVIDENT gives ABTAC thirty (30) days notice, ABTAC shall honor such requested change within such thirty (30) day period.

        (b) Unless it already has done so, PROVIDENT will attempt to enter into its standard dealer agreement ("Dealer Agreement") with each Dealer in their designated area as set forth in Schedule A (the "Territory") who has executed an on-line purchase referral agreement with ABT



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[*] Confidential Treatment Requested


(each, a "Dealer," and together the "Dealers"). The Dealer Agreement shall contain customary terms no less favorable to the Dealers than PROVIDENT's customary Dealer agreements in use with its other Vehicle Lease financing programs and shall govern the terms upon which the Dealer and PROVIDENT will close Vehicle Lease financing transactions referred through this Agreement. Upon execution of a Dealer Agreement, PROVIDENT shall assign such Dealer an identifying number (the "Dealer ID") and inform ABTAC of such number. PROVIDENT may terminate its relationship with any Dealer at any time, subject to the terms and conditions of its Dealer Agreement with such Dealer. PROVIDENT shall notify ABTAC if it terminates any such Dealer under the provisions of its Dealer Agreement with such Dealer. Notwithstanding the foregoing, PROVIDENT shall not be obligated to enter into a Dealer Agreement or otherwise do business with any Dealer, which PROVIDENT has determined in good faith it will not do any business.

        (c) Except as specified to the contrary in this Agreement, ABTAC (i) shall not be a party to, (ii) shall not have any obligations with respect to, and (iii) shall be held harmless by PROVIDENT with respect to any losses or liabilities arising from or in connection with, the Dealer Agreements. If for any reason the Dealer Agreement between a Dealer and PROVIDENT is terminated, then PROVIDENT shall be under no obligation to approve any Application received from Customers of such Dealer.

        (d) For each Customer credit application approved, PROVIDENT agrees to inform ABTAC of the lease terms offered to the Customer.


        (e) PROVIDENT agrees to offer competitive lease terms and conditions to Dealers who have executed a Dealer Agreement. Competitive shall mean that PROVIDENT will offer monthly payments on comparable leases, and to comparable lessees with comparable credit qualifications within [*] per month of the least expensive lessor located within the Territory. These terms will be extended to Dealers representing [*] of the vehicles sold in the Territory. For purposes of the [*] and the [*] test, lease terms offered by manufacturers or their representatives shall be excluded. The [*] test shall be measured utilizing "LeaseLink," an automotive leasing software provider, or other comparable information supplier if LeaseLink no longer provides such data.


        (f) For so long as the Exclusivity Conditions (as defined below) are met, PROVIDENT shall not enter into any agreement or arrangement similar to this Agreement with any other Internet automobile leasing program, or service, whereby the Internet program or service provider receives or solicits credit information from its customers to finance the lease of vehicles (excluding recreational vehicles), forwards that information for credit review to PROVIDENT and PROVIDENT purchases that customer's lease contract originated by an automobile dealer that has executed an on-line purchase or financing referral agreement or similar agreement with the Internet program or service provider; provided, however, that (i) PROVIDENT's rights to and/or use of CMSI's Auto Loan Exchange System, credit connection, or other similar system for indirect dealer lease financing; shall not violate the provisions of this Section 1(f); and
(ii) PROVIDENT, any affiliate of PROVIDENT, or any person controlled by or under common control (including partnership and joint ventures) with PROVIDENT may, after the date hereof, acquire control through merger, acquisition, consolidation or purchase of all or substantially all of the assets or other arrangements of any corporation or other entity shall not violate the provisions of this Section 1(f): and (iii) PROVIDENT shall not use or participate in the use



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of the ABTAC Marks or the ABT Marks in conjunction with the offering or making of any automobile finance product or product related thereto on the Internet.

        (g) For purposes of this Agreement, the term "Exclusivity Conditions" shall mean, as it relates to ABTAC, the occurrence of the following:

                      (i) ABTAC forwards to PROVIDENT all of the Applications
               for RFTs in the agreed Territory as defined in Schedule A, that ABTAC receives from Customers who request vehicle lease financing from or through ABTAC.

                      (ii) ABTAC shall forward to PROVIDENT Applications
               received from Customers within the Territory. PROVIDENT shall review each forwarded Application and, if such Application does not represent a credit, which PROVIDENT will approve, PROVIDENT shall so inform ABTAC and ABTAC may forward such Application to another vehicle lease financing source.

                      (iii) ABTAC will be responsible for informing Dealers of
               the nature of PROVIDENT's vehicle lease financing program. ABTAC will provide PROVIDENT with a list of the Dealers with addresses so that PROVIDENT may forward Dealer Agreements to them for signature. PROVIDENT shall provide ABTAC with a copy of the form of Dealer Agreement.

                      (iv) ABTAC will attempt, when practicable, during the
               course of this Agreement, to telemarket dealers and customers with the intended purpose of attempting to close the fundings for approved vehicle leases.

                      (v) ABTAC will, during the course of this Agreement, make
               available to PROVIDENT brand identifying website space for its market area (Territory) in a fashion and manner equal to its other institutions having similar agreements, under similar terms and conditions.

                      (vi) ABTAC shall upon executing this Agreement, completion of electronic connectivity and during the course of this Agreement with PROVIDENT, provide press releases that contain mention of the PROVIDENT ABTAC partnership.

        (h) ABTAC shall comply at all times with the provisions of the Federal Fair Credit Reporting Act and the Equal Credit Opportunity Act as well as the so-called "fair lending" laws, in each case pertaining to the performance of its obligations under this Agreement. Further, ABTAC will not submit any Application or credit information to PROVIDENT with respect to applicants if ABTAC has any knowledge that such Application, credit information or applicant is fraudulent, or that the Application or credit information contains information which ABTAC has reasonable information to cause it to believe that such credit information is untrue.

        (i) PROVIDENT shall not be responsible for paying or reimbursing dealers or ABTAC for any document programming.


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SECTION 2. RECEIPT AND TRANSMISSION OF APPLICANT INFORMATION

        (a) Subject to the provisions of Section 1 (g), ABTAC will transmit each completed Application to PROVIDENT via the Internet or other electronic means as mutually agreed. When transmitting an Application to PROVIDENT, ABTAC will also designate the Dealer that is to be notified of the credit decision.

        (b) ABTAC will not use any such information in any manner which violates applicable law in effect from time to time.

SECTION 3. UNDERWRITING

        (a) Upon receipt, PROVIDENT will review each Application in accordance with its underwriting criteria in effect from time to time. ABTAC acknowledges that PROVIDENT has sole discretion in determining whether or not to approve an Application, which discretion PROVIDENT agrees to exercise in a manner consistent with its company-wide or market-wide underwriting procedures, as the case may be. PROVIDENT shall inform ABTAC whether an Applicant has been approved, conditionally approved or denied, but shall not reveal the reasons it has denied any Application.

        (b) PROVIDENT will process no less than fifty percent (50%) of the Applications within the two (2) business hours after electronic receipt of the Application. Compliance with this performance standard regarding processing time for applications shall be measured pursuant to Section 8(b) on a monthly basis. If PROVIDENT fails to comply with this performance standard, ABTAC's sole remedy shall be to terminate this Agreement pursuant to Section 10(b). [Subject to the mutual agreement of the parties, the parties shall review the foregoing business hours and expand same if justified economically by business volume.]

        (c) PROVIDENT reserves the sole right and power to change the Underwriting Criteria in accordance with sound lending practices consistent with PROVIDENT's normal business practices and subject to applicable law, and further to suspend, restrict or modify the purchase of RFTs from Dealers in any portion of the Territory for any reason. PROVIDENT shall provide ABTAC with advance written notice, given as early as practicable, of any actions under this clause it plans to implement. Any such actions shall be taken in good faith and only if consistent with actions taken by PROVIDENT on a company-wide basis.

SECTION 4. COMMUNICATION OF CREDIT DECISIONS

        At the completion of underwriting, subject to the time-frames set forth in Paragraph 3(b) of this Agreement, PROVIDENT will notify ABTAC, via the Internet or such other method as agreed upon by the parties from time to time, of PROVIDENT's credit decision, and ABTAC shall use its best efforts to promptly notify the Dealer and the Applicant on behalf of the Dealer of PROVIDENT's credit decision. If PROVIDENT declines a request for credit, PROVIDENT will send to the Applicant any and all notices required pursuant to federal or applicable state law or regulation including, but not limited to, those required under the federal Equal Credit Opportunity Act and Federal Reserve Regulation B. [PROVIDENT shall not provide Applications received from ABTAC which do not result in an RFT purchase from a Dealer to any other financing source.]



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SECTION 5. CLOSING AND FUNDING

        PROVIDENT and the Dealer shall use its best efforts to close approved financing within twenty-four (24) business hours after receipt from the Dealer of all properly completed and required documentation pursuant to the terms of the Dealer Agreement. PROVIDENT will remit the proceeds to the Dealer by means of a sight draft drawn on PROVIDENT from standard draft stock or by ACH electronic transfer of funds or by other means as established by PROVIDENT from time to time for each purchased RFT.

SECTION 6. COMPENSATION

        (a) During the term of this Agreement, PROVIDENT shall pay ABTAC a service fee, in the amounts determined by reference to Schedule B, for each RFT purchased under the terms of this Agreement. The payments to ABTAC shall be made on or before the fifteenth (15th) of the following month for the prior month's production booked the prior month by PROVIDENT.

        (b) ABTAC may appoint public accountants of its choice no more than once during any twelve (12) month period, and at its sole expense, for the purpose of auditing PROVIDENT's compliance with the compensation provisions specified in
Section 6(a) of this Agreement, and PROVIDENT agrees to grant such accountants access, during normal business hours and upon reasonable notice, to all records necessary to determine the compliance of PROVIDENT with the compensation provisions of Section 6(a) of this Agreement. If the results of such audit reveal a discrepancy between the amounts paid by PROVIDENT to ABTAC hereunder and the amounts which should have been paid hereunder, than the appropriate payments shall be made immediately to the party entitled to such additional amounts.

SECTION 7. USER DATA

        (a) The parties agree that any and all "user data" compiled as a result of this Agreement shall remain the sole and exclusive property of ABT and its subsidiaries and affiliates, and that PROVIDENT shall not acquire any right, title or interest in or to such information.

               For the purposes of this Agreement, "User" shall be defined as any consumer visiting the ABT web site for the purposes of, among other things, inquiring about leasing a vehicle that does not transact the lease of a vehicle through PROVIDENT. (Such transaction referred to as RFT's).

               For the purposes of this Agreement, "User Data" shall be defined as:

                      The name, address, telephone number, email address and any additional data provided by a user including but not limited to personal financial information, place of employment, or other demographic data as provided during the process of submitting an application for the lease of a Vehicle.



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         (b)   Accordingly, PROVIDENT agrees that it will not sell, disclose, transfer or rent any User Data obtained from users referred from the ABT which could reasonably be used to identify a specific named individual to any third party.

SECTION 8. REPORTS

        (a) Each business day, via facsimile or such other method as agreed upon by the parties from time to time, PROVIDENT will send to ABTAC a report identifying each RFT to an Applicant, that was booked by PROVIDENT the prior business day.

        (b) On or before the 15th day of each month, via facsimile or such other method as agreed upon by the parties from time to time, PROVIDENT will send to ABTAC a report, sorted by Dealer ID, outlining for the preceding month (i) the number of Applications received from ABTAC, (ii) the number of Applications that were approved, (iii) the number of Applications that were denied, (iv) the number of Applications pending at month-end, (v) the number of RFT's booked by PROVIDENT, and (vi) the average processing time for Applications. Processing time for Applications shall be measured from the point in time the Application is received by PROVIDENT's application system and the time its credit decision is transmitted back to ABTAC. In the case of the information set forth in clauses (i), (ii), (iii) and (v) of the preceding sentence, the report shall identify each Application by name of applicant. PROVIDENT shall include with such report, a report indicating any Dealer added or deleted.

        (c) ABTAC agrees to maintain complete and accurate books and records and procedures concerning the taking and referral of Applications and credit information and compliance with applicable law. Throughout the term of this Agreement, and for a period of twenty five (25) months after the termination of this Agreement, PROVIDENT, its duly authorized agents, representatives or employees or federal or state agencies having jurisdiction over PROVIDENT, may from time to time, upon reasonable notice and during normal business hours, inspect such books, records and procedures to ensure compliance with ABTAC's obligations concerning the taking and referral of Applications and credit information under this Agreement and compliance with all applicable law.

SECTION 9. INDEMNIFICATION

        (a) ABTAC shall defend, indemnify and hold harmless PROVIDENT and its affiliates and all of its and their officers, directors, owners, agents, attorneys, and employees from and against any and all loss, liability, claims counterclaims, damages, cost or expense (including reasonable attorney's fees and costs), whether asserted in a judicial or administrative proceeding, arising out of either (i) a breach of the representations and warranties of ABTAC in
Section 13; (ii) a breach of the provisions of Section 1(h); (iii) the receipt of a Customer's Application information by any person or entity other than PROVIDENT or another entity that has a business relationship with ABTAC and a permissible purpose to receive such information, by hacking or by any other authorized or unauthorized method; unless such person or entity obtained or received such information directly or indirectly from PROVIDENT; or (iv) any negligence or intentional misconduct of ABTAC in connection with ABTAC's performance of its obligations under this Agreement.


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        (b) PROVIDENT shall defend, indemnify and hold harmless ABTAC and its affiliates and all of its and their officers, directors, owners, agents, attorneys, and employees, from and against any and all loss, liability, claims, counterclaims, damage, cost or expense (including reasonable attorney's fees and costs), whether asserted in a judicial or administrative proceeding, arising out of either (i) a breach of the representations and warranties of PROVIDENT designated in Section 13; or (ii) any gross negligence or intentional misconduct of PROVIDENT in connection with PROVIDENT's performance of its obligations under this Agreement.

        (c) Promptly after the receipt by either party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially and adversely prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of and, if it so chooses, to assume the defense of, or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof The Indemnified Party shall have the right to participate in the defense thereof and to employ counsel at its own expense, and separate from the counsel employed by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party, if, and only to the extent that (i) the Indemnifying Party has not employed counsel or counsel that is reasonably acceptable to the Indemnified Party to assume the defense of any such action within a reasonable time after receiving notice of the commencement of the action; (ii) the employment of counsel and the amount reimbursable therefor by the Indemnified Party has been authorized in writing by the Indemnifying Party or (iii) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the opinion of such counsel, constitute a conflict of interest (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party). The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this
Section 8. The parties shall also cooperate in any such defense, give each other full access to all information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party's prior written consent which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not compromise or settle any claim, action, suit or proceeding, without the consent of the indemnified Party (which consent shall not be unreasonably withheld) unless the terms of such settlement or compromise release the Indemnified Party from any and all liability with respect to such claim, action, suit or proceeding.



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SECTION 10.  TERM AND TERMINATION

        (a) This Agreement shall remain in effect for a term of one (1) year from the date hereof (the "Initial Term") and shall automatically renew for subsequent one (1) year periods a "(Renewal Term") unless terminated by either party upon ninety (90) days written notice prior to the expiration of the Initial Term or any Renewal Term. This Agreement shall also terminate if required by governmental authority or court of law, but only insofar as this Agreement applies to such jurisdiction affected.

        (b) If any party shall be in breach of any material obligation under this Agreement and such breach shall remain uncured for a period of thirty (30) days after written notice thereof from the other party (or, if such breach is curable and requires more than thirty (30) days to cure, if such cure is not commenced within thirty (30) days and thereafter diligently prosecuted), then the other party may, by written notice, terminate this Agreement upon thirty
(30) days after delivery of such notice. Nonpayment of amounts' due under this Agreement shall be deemed to be a breach of a material obligation if suit or payment of amounts due under this Agreement shall not be deemed to be an automatic termination hereunder. Notwithstanding anything in this Agreement to the contrary, either party has the right to terminate this Agreement immediately, upon written notice to the other party, if the other party's breach of any material obligation of this Agreement causes the non-breaching party to be in violation of any applicable law, rule, regulation or order.

        (c) At any party's option, and upon written notice of exercise of the option, this Agreement shall terminate upon the voluntary or involuntary bankruptcy or insolvency of a party, the voluntary or involuntary dissolution or liquidation of a party, the admission in writing by a party of its inability to pay its debts as they mature, or the assignment by a party for the benefit of creditors.

SECTION 11.  NOTICES

        All notices or transmissions pursuant to this Agreement, unless otherwise specified, shall be by facsimile transmission, by personal delivery, or by registered, or certified mail, return receipt requested, to the addresses of the parties listed on page 1, or such other address as any party listed below shall specify in writing to the others in a notice conforming to this Section.

SECTION 12.  GUARANTEE

        The Guarantor hereby unconditionally and irrevocably guarantees to PROVIDENT its successors, endorsees and assigns, the performance when due of all present and future obligations and liabilities of all kinds of ABTAC arising out of or in connection with the Agreement, whether due or to become due, secured or unsecured, absolute or contingent, joint or several ("Obligations"). The Guarantor agrees that PROVIDENT and ABTAC may mutually agree to modify the Obligations or any agreement between PROVIDENT and ABTAC without in any way impairing or affecting this Guarantee Notice. The Guarantor agrees that the liability hereunder will not be affected by any settlement, extension, renewal, or modification of this Agreement or by the discharge or release of the Obligations of ABTAC, whether by operation of law or otherwise. The Guarantor agrees to also be liable for all fees and costs, including reasonable attorney's fees, incurred by PROVIDENT in enforcing the terms of this Guarantee.



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SECTION 13. REPRESENTATIONS, GENERAL

        A. Representations and Warranties of ABTAC ABTAC hereby makes the following representations and warranties to PROVIDENT:

           (1) ABTAC has been duly organized and is validly existing as a corporation under the laws of the state of Delaware and is duly licensed where required as a "licensee" to conduct its business or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on its ability to conduct its business or to perform its obligations under this Agreement.

           (2) ABTAC has the requisite power and authority and legal right to execute and deliver the Agreement, engage in the transactions contemplated by the Agreement, and perform and observe those terms and conditions of the Agreement to be performed or observed by it hereunder. The person signing this Agreement, and any document executed pursuant to it, on behalf of ABTAC has full power and authority to bind ABTAC. The execution, delivery and performance of this Agreement, and the performance by ABTAC of all transactions contemplated herein, have been duly authorized by all necessary and appropriate corporate action on the part of ABTAC.

           (3) This Agreement been duly authorized and executed by ABTAC and is valid, binding and enforceable against ABTAC in accordance with its terms, except that such enforcement may be subject to, and automatically stayed by bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally, and the execution, delivery and performance by ABTAC of this Agreement do not conflict with any term or provision of (i) its certificate of incorporation or bylaws, (ii) any law, rule, regulation, order, judgment, writ, injunction or decree applicable to ABTAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over ABTAC or (iii) any agreement to which ABTAC is a party or by which its property is bound.

           (4) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by ABTAC of this Agreement.

           (5) There is no action, proceeding or investigation pending or, to the best knowledge of ABTAC, threatened against it before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) which could reasonably be expected to materially and adversely affect its performance of its respective obligations under, or the validity or enforceability of, this Agreement.

           (6) ABTAC has all regulatory approvals, authorizations, licenses, permits and other permissions, consents and authorities whatsoever needed to operate the ABT Website and perform ABTAC's obligations under this Agreement.

           (7) ABTAC warrants that it has the legal and valid right to use any registered or unregistered trademark, tradename, service mark, logo, emblem or other proprietary designation, or



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any variations, derivatives and modifications thereof, used by it in the materials provided to PROVIDENT or used by ABTAC in connection with this Agreement (the "ABTAC Marks").

           (8) ABTAC represents and warrants that its computer systems, software and the services offered (collectively referred to as the "Services") under this Agreement are designed to be used prior to, during and after calendar year 2000 A.D. and that its computer systems, software and the Services will operate during each such time period without error relating to the date data, provided that any other software used by PROVIDENT that interconnects or works in connection with ABTAC's computer system, software and the Services including, without limitation, hardware, software and firmware, properly exchange date data with ABTAC's Services. Without limiting the generality of the foregoing, ABTAC further represents and warrants that (a) its computer systems and the Services will not abnormally end or provide invalid or incorrect results relating to date data, including date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; and (b) any provision of the Agreement which tends to limit or eliminate liability or responsibility of either party shall have no application with respect to this Year 2000 compliance set forth herein. Further, ABTAC agrees to provide PROVIDENT any testing results and certifications as may be reasonably requested.

        B. Representations and Warranties of PROVIDENT. PROVIDENT hereby makes the following representations and warranties to ABTAC,

           (1) PROVIDENT is duly licensed where and as required in each state in which it transacts business and is not in default of such states applicable laws, rules and regulations, except where such default would not have a material adverse effect on the ability of PROVIDENT to conduct its business or to perform its obligations under the Agreement.

           (2) PROVIDENT has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement. The person(s) signatory to this Agreement and any document executed pursuant to it on behalf of PROVIDENT have full power and authority to bind PROVIDENT.

           (3) This Agreement has been duly authorized and executed by PROVIDENT and is valid, binding and enforceable against PROVIDENT in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally, and the execution, delivery and performance by PROVIDENT of this Agreement do not conflict with any term or provision of the certificate of incorporation or bylaws of PROVIDENT, or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to PROVIDENT of any court, regulatory body, administrative agency or governmental body having jurisdiction over PROVIDENT.

           (4) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by PROVIDENT of this Agreement.

           (5) There is no action, proceeding or investigation pending or, to the best knowledge of PROVIDENT, threatened against it before any court, administrative agency or other



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tribunal (i) asserting the invalidity of the Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreement, or
(iii) which could reasonably be expected to materially and adversely affect the performance by PROVIDENT of its obligations under, or the validity or enforceability of, the Agreement.

           (6) PROVIDENT warrants that it has all regulatory approvals, authorizations, licenses, permits and other permissions, consents and authorities whatsoever, as needed (i) to offer and enter into the financing arrangements with Customers contemplated by this Agreement in each jurisdiction in the Territory and to otherwise perform its obligations under this Agreement, and (ii) to use any materials developed, provided or used by PROVIDENT, in connection with this Agreement.

           (7) PROVIDENT warrants that it has the legal and valid right to use any registered trademark, service mark, logo, emblem or other proprietary designation, or any variations, derivatives and modifications thereof, used by it in any materials provided to ABTAC or used by PROVIDENT in connection with this Agreement.

SECTION 14. CONFIDENTIALITY

        Both ABTAC and PROVIDENT have made and will continue throughout the term of the Agreement to make available to the other party confidential and proprietary materials and information ("Proprietary Information"). Prospectively, each party shall advise the other of material and information that is confidential and/or proprietary. Proprietary Information does not include materials or information that: (a) are already, or otherwise become, generally known by third parties as a result of no act or omission of the receiving party; (b) subsequent to disclosure hereunder are lawfully received from a third party having the right to disseminate the information and without restriction on disclosure; (c) are generally furnished to others by the disclosing party without restriction on disclosure; (d) were already known by the receiving party prior to receiving them from the disclosing party and were not received from a third party in breach of that third party's obligations or confidentiality; or (e) are independently developed by the receiving party without use of, confidential information of the disclosing party.

        Each party shall maintain the confidentiality of the other's Proprietary Information and will not disclose such Proprietary Information without the written consent of the other party unless required to by law, rule, regulation or court been duly authorized by all necessary and appropriate and corporate action on the part of PROVIDENT.

        IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officer on the date first above written.


THE PROVIDENT BANK
DBA:   PROVIDENT AUTOMOTIVE FINANCIAL SERVICES AND
       PROVIDENT AUTO LEASING COMPANY



By:   [SIG]
   -------------------------------------------
Title: Vice President
      ----------------------------------------



AUTO-BY-TEL ACCEPTANCE CORPORATION AUTOBYTEL.COM INC.



By:   [SIG]
   -------------------------------------------
Title: Executive Vice President &
       Chief Operating Officer
      ----------------------------------------

                                   SCHEDULE A
                                       To
                      Financing Inquiry Referral Agreement,
                          Dated as of December 22, 1998

                                     Between

           PROVIDENT Bank dba PROVIDENT Automotive Financial Services

                                       And

                         Provident Auto Leasing Company

                                       And

                       Auto-By-Tel Acceptance Corporation

                                       And

                autobytel.com inc. as guarantor (the "Agreement")



                               PROVIDENT TERRITORY
                               -------------------


                                       Florida
                                       Georgia
                                       Indiana
                                       Kentucky
                                       Michigan
                                       Minnesota
                                       North Carolina
                                       Ohio
                                       Pennsylvania
                                       Tennessee


POLICY FOR TERRITORY EXPANSION:

        As PROVIDENT expands its auto lease business into additional states other than the states listed above, ABTAC may upon management approval grant PROVIDENT the additional territory provided PROVIDENT provides and maintains its level of competitiveness as described in paragraph 1(e).

[*] Confidential Treatment Requested



                                   SCHEDULE B
                                       To
                      Financing Inquiry Referral Agreement,
                          Dated as of December 22, 1998

                                     Between

           PROVIDENT Bank dba PROVIDENT Automotive Financial Services

                                       And

                         Provident Auto Leasing Company

                                       And

                       Auto-By-Tel Acceptance Corporation

                                       And

               autobytel.com. inc. as guarantor (the "Agreement")


                              COMPENSATION SCHEDULE
                              ---------------------


                                  NEW VEHICLES


             AMOUNT LEASED                              FLAT FEE TO ABTAC
             -------------                              -----------------
               $25,000 +                                       [*]
           $15,001 - $25,000                                   [*]
           $10,000 - $15,000                                   [*]



                                 USED VEHICLES



             AMOUNT LEASED                             FLAT FEE TO ABTAC
             -------------                             -----------------
               $25,000 +                                       [*]
           $15,001 - $25,000                                   [*]
           $10,000 - $15,000                                   [*]



AMOUNT LEASED = Adjusted capitalized cost minus any acquisition fee.